UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205490

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2026

MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 W. Dickinson

Fort Stockton, Texas 79735

(Address of principal executive offices)

Registrant's telephone number, including area code: (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of September 15, 2026, the Company entered into an agreement with GS Capital Partners, LLC whereby GS Capital exchanged the outstanding past-due convertible notes of the Company (with an aggregate outstanding balance of $1,639,329.68) for a new non-convertible note in the original principal amount of $1,377,164.84. The new note matures on the earlier of September 1, 2027 or the closing of a construction debt financing or project equity financing for either of the Company’s project subsidiaries. In lieu of interest, the new note requires the payment to the holder of a make-whole payment equal to $247,889.67 (18% of the principal balance).

Because the new note is not convertible into equity securities of the Company, GS Capital and the Company have instructed the Company’s transfer agent to cancel the reserve of approximately 15 billion shares of common stock which had been held to secure potential conversions of the formerly outstanding notes held by GS Capital.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Resources Corporation

Date: September 17, 2026	By:	/s/ Jack W. Hanks
Jack W. Hanks, President and
Chief Executive Officer

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